UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 14, 2010
Aradigm Corporation
(Exact name of registrant as specified in its charter)

California	000-28402	94-3133088
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3929 Point Eden Way, Hayward, California	94545
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 265-9000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On September 14, 2010, Aradigm Corporation (the “Company”) filed a Certificate of Amendment of the Company’s Amended and Restated Articles of Incorporation with the Secretary of State of the State of California to increase the total number of authorized shares of common stock from 150,000,000 to 213,527,214 (the “Certificate of Amendment”). A copy of the Certificate of Amendment is attached hereto as Exhibit 3.1 and incorporated herein by reference. The amendment was previously approved by our board of directors, subject to shareholder approval, and approved by our shareholders at the Special Meeting described in Item 5.07 below.

Item 5.07	Submission of Matters to a Vote of Security Holders.
     On September 14, 2010, the Company held a Special Meeting of Shareholders (the “Special Meeting”) at the Company’s offices at 3929 Point Eden Way, Hayward, California 94545. At the Special Meeting, a quorum was present and three proposals were presented and voted on by the Company’s shareholders. Only shareholders of record at the close of business on August 23, 2010 were entitled to vote at the Special Meeting. All three proposals were approved by our shareholders at the Special Meeting. The voting results are as follows:
Proposal 1 — Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 7,527,214 to allow the Company to reserve a sufficient number of shares available for issuance to cover the shares issuable upon exercise of warrants issued in a private placement that closed on June 21, 2010.
•	For: 92,208,681

•	Against: 480,713

•	Abstained: 74,446

•	Non-votes: 0
Proposal 2 — Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 26,000,000 to allow the Company to reserve a sufficient number of shares available for issuance to cover the shares issuable under a stock purchase agreement, dated as of July 30, 2010, by and among the Company and Novo Nordisk A/S (the “Novo Nordisk Stock Purchase Agreement”).
•	For: 92,217,593

•	Against: 472,301

•	Abstained: 73,946

•	Non-votes: 0
Proposal 3 — Approval of an amendment to the Company’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of common stock by 30,000,000 to allow the Company to have additional flexibility to use its capital stock for business and financial purposes in the future.
•	For: 89,681,045

•	Against: 2,554,595

•	Abstained: 528,200

•	Non-votes: 0

Item 8.01	Other Events.
     On September 15, 2010, the Company closed the issuance to Novo Nordisk A/S of 26,000,000 shares of the Company’s common stock under the Novo Nordisk Stock Purchase Agreement in consideration for the termination of all of the Company’s obligations under an existing promissory note and security agreement dated July 3, 2006 in favor of Novo Nordisk A/S, as well as the termination of the existing Amended and Restated Stock Purchase Agreement, dated as of January 26, 2005, previously entered into by the Company, Novo Nordisk A/S and Novo Nordisk Pharmaceuticals, Inc. in connection with the Company’s January 2005 restructuring transaction with Novo Nordisk. On September 20, 2010, the Company issued a press release announcing the closing of the transactions contemplated by the Novo Nordisk Stock Purchase Agreement. A copy of this press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.
     (d) Exhibits.
EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment of Amended and Restated Articles of Incorporation of Aradigm Corporation filed with the Secretary of State of the State of California on September 14, 2010
99.1	Press release dated September 20, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARADIGM CORPORATION
Dated: September 20, 2010	By:	/s/ Nancy Pecota
		Name:	Nancy Pecota
		Title:	Vice President, Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description
3.1	Certificate of Amendment of Amended and Restated Articles of Incorporation of Aradigm Corporation filed with the Secretary of State of the State of California on September 14, 2010
99.1	Press release dated September 20, 2010

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